EXHIBIT 21.1


                                  SUBSIDIARIES
                                       OF
                            ZOMAX OPTICAL MEDIA, INC.



         Company                                 State or Place of Organization

Benchmark Media Services, Inc.                              Colorado
Trotter Technologies, Inc.                                  California
Zomax Services, Inc.                                        Minnesota
Primary Marketing Group Limited*                            Ireland



*Subsidiary of Zomax Services, Inc.